EXHIBIT 10.15

2006 Bonus Plan

          The 2006 Bonus Plan is a cash bonus plan for the 2006 fiscal year, and is based upon both qualitative and quantitative goals.  Bonuses to executive officers will be based upon the achievement of specified targets relating to net income/net loss, bookings, revenues and net cash flow. Achievement of the target objectives for any one of the four components will, subject to the condition noted below and to approval by the independent members of the Board of Directors, result in payment of 25% of the target bonus.  Executive officers will not be eligible to receive the portions of bonuses relating to the net income/net loss and net cash flow components unless the Company meets or exceeds the respective target performance goals, and will not be eligible to receive any bonuses if the Company does not meet or exceed the target performance goals for the net income/net loss component.  2006 target bonuses for the Company’s executive officers are as follows:  $110,000 for James T. Healy, President and Chief Executive Officer, $55,000 for Bruce M. Jaffe, Vice President of Finance and Chief Financial Officer and $25,000 for Ronald H. Mabry, Vice President of Field Operations and Applications Engineering.